AT THE COMPANY                                               ON THE WEB
--------------                                               ----------
Robert O'Brien                                               www.forestcity.net
Executive Vice President - Chief Financial Officer
216-621-6060

Tom Kmiecik
Assistant Treasurer
216-621-6060

Jeff Linton
Vice President - Corporate Communication
216-621-6060

FOR IMMEDIATE RELEASE
---------------------

                    Forest City Reports Fiscal 2008 Full-Year
                           and Fourth-Quarter Results

CLEVELAND - March 30, 2009 - Forest City Enterprises, Inc. (NYSE: FCEA and FCEB) today announced EBDT, net earnings and revenues for the fourth quarter and full year ended January 31, 2009.

EBDT

EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the full year ended January 31, 2009, was $218.9 million, or $2.05 per share, a 17.0 percent decrease on a per-share basis compared with last year's $265.7 million, or $2.47 per share. EBDT for the fourth quarter was $70.5 million, or $0.66 per share, a 22.4 percent decrease on a per-share basis compared with last year's fourth-quarter EBDT of $91.2 million, or $0.85 per share. For an explanation of the variances, see the section titled "Review and Discussion of Results" in this news release.

EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

Net Earnings/Loss

The net loss for the full year was $112.2 million, or $1.09 per share, compared with net earnings of $52.4 million, or $0.51 per share, in 2007. The net loss for the fourth quarter was $45.1 million, or $0.44 per share, compared with net earnings of $12.6 million, or $0.12 per share, in the prior year. In addition to the factors described in "Review and Discussion of Results," the net earnings variance was impacted by lower gain on disposition of consolidated and unconsolidated properties of $62.1 million (after tax) in 2008 compared with the prior year.

Revenues

Revenues for the year ended January 31, 2009, were $1.29 billion, a 0.3 percent increase compared with prior year revenues. Fourth-quarter consolidated revenues were $323.0 million compared with $404.4 million last year. The revenue variance in the fourth quarter of fiscal 2008 compared with the fourth quarter of the prior year is primarily attributable to decreased land sales.

Liquidity

At January 31, 2009, the Company had more than $500 million in cash and credit available, including $181.6 million in cash and $318.6 million of available borrowings on the Company's revolving line of credit.

Review and Discussion of Results

Fourth-Quarter EBDT

In the fourth quarter, total EBDT for the Company was $70.5 million.

Pre-tax EBDT from the Company's Commercial and Residential segments decreased by $4.0 million compared with the fourth quarter of 2007. The portfolio of rental properties improved primarily from lower interest expense as a result of lower interest rates, while net operating income (NOI) was relatively flat due to the weakened economy in the fourth quarter. This improvement in the portfolio was offset by a decrease of $11.0 million related to the change in the fair market value of one of our 10-year forward swaps and a related interest rate floor.

Additionally, EBDT in the Company's Land segment decreased $21.9 million (pre-tax), the company reported a larger share ($3.3 million pre-tax) of losses for the Nets basketball team compared with the prior year, and corporate activities were impacted by a severance charge of $8.7 million pre-tax. EBDT was favorably impacted by a larger tax benefit ($17.5 million) in the quarter compared with the fourth quarter of 2007.

Full-year EBDT

(An exhibit illustrating factors impacting the Company's full-year 2008 EBDT results is available on the investor relations page of the Company's website, www.forestcity.net.) For the year, total EBDT for the Company was $218.9 million.

Pre-tax EBDT in the Company's combined Commercial and Residential segments decreased $7.6 million compared with the prior year. In these segments, full-year pre-tax EBDT from the operating portfolio increased $50.4 million, as both mature and new properties experienced EBDT growth from increased NOI and decreased interest expense. This increase in the portfolio was favorably impacted by increases of $18.3 million from Military Housing, $13.8 million of lower interest expense on our mature portfolio, and $12.2 million from lease termination fee income.

Unfavorable factors impacting full-year pre-tax EBDT for these segments included decreases of $9.2 million related to the change in the fair market value of one of our 10-year forward swaps and a related interest rate floor, a 2007 gain on the sale of the Sterling Glen of Roslyn assisted-living development project of $17.8 million which did not recur in 2008, and increased development project write-offs of $30.9 million. EBDT in the company's Land segment decreased $35.1 million pre-tax compared to 2007 and was unfavorably impacted by the third-quarter charge of $12.4 million pre-tax related to an uncollectable obligation from Lehman Brothers, Inc.

Additionally, total EBDT was impacted by the previously mentioned fourth-quarter pre-tax severance charge of $8.7 million, reporting a larger share ($20.1 million pre-tax) of losses for the Nets basketball team compared with the prior year, and by a larger tax benefit of $16.3 million.

The increased loss from the Nets stems from the Company advancing capital to fund the team's operating losses on behalf of both itself and certain non-funding partners. While these advances receive preferential capital treatment, Forest City reports losses, including significant non-cash losses resulting from amortization, in excess of its 23 percent legal ownership. The overall operating loss for the team is comparable to the prior year.

Commentary

Charles A. Ratner, Forest City president and chief executive officer, commented on both the full-year and fourth-quarter results.

"As we have stated previously, our leadership is clearly focused on liquidity as the highest priority for the Company, given current economic and financial market conditions. We ended fiscal 2008 with more than $500 million in cash and credit available. During the year, we addressed all of our approximately $842 million ($900 million at the Company's pro-rata share) of 2008 loan maturities, with the exception of $13 million ($20 million at the Company's pro-rata share) in loans still in negotiation with lenders. In addition, we have already made progress on addressing 2009 maturities.

"Turning to our operating results, our portfolio of commercial and residential rental properties continues to demonstrate that this base of high-quality assets in good markets is a source of significant cash flow and long-term value for the Company. For the full year, pre-tax EBDT from our portfolio grew by approximately $50 million, despite the softening of overall results in the fourth quarter.

"We are also pleased with the performance of new property openings and acquisitions, which added approximately $9 million to pre-tax EBDT. We anticipate that they will continue to contribute to our results as they reach stabilization. In addition, our military housing business continues to be a consistent contributor, even as early-phase development fees taper off in the first few completed communities, and we move to an ongoing management and ownership role.

 "As anticipated, results deteriorated in the fourth quarter as fundamentals in the general economy and financial markets impacted the entire real estate industry and our performance as well. Overall comparable property net operating income ended the year relatively flat, despite continued strength in our portfolio of office buildings. Results from our retail properties and, to a lesser degree, from our residential multifamily portfolio, softened as we experienced decreased consumer spending and recession-related stresses in our tenant base. As has been the case all year, our land business continues to be very soft. These results for the fourth quarter foreshadow what we expect will be continued challenging business conditions in 2009.

"Clearly, our results for the year, and for the fourth quarter in particular, also included a number of atypical items. Some of these were the result of the turbulence in the external economic and financial market environment, including the third-quarter charge related to Lehman Brothers, increased lease-termination income and losses on forward swaps and hedges.

"At the same time, a number of items arose from our strategic efforts to respond to external conditions. For example, increased project write-offs, in large measure, reflect our efforts to curtail development activity and slow our pipeline in order to preserve liquidity. The severance charge we took in the fourth quarter, and the additional charge we will take in the first quarter of 2009, are the result of workforce reductions that are one element of our efforts to reduce overhead and drive costs out of the business."

NOI, Occupancies and Rent

In the fourth quarter, comparable property net operating income (NOI) decreased
2.3 percent compared with the prior year. Comparable property NOI for the quarter increased in the office portfolio by 2.9 percent, while it decreased in the retail and residential portfolios by 5.3 percent and 2.1 percent, respectively. For the full year, overall comparable property NOI increased 0.4 percent, with increases of 1.2 percent in office, 0.3 in retail and 0.2 in residential.

Comparable property NOI, defined as NOI from properties operated for the full year in both 2008 and 2007, is a non-GAAP financial measure and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

Comparable retail occupancies were 90.4 percent at the end of 2008, while comparable office occupancies were 90.8 percent. In the residential portfolio, comparable average occupancies were 92.2 percent and comparable property net rental income ended the year at 89.4 percent. In our regional malls, leasing spreads were up 7.0 percent for the year. In the office portfolio, leasing spreads increased 18.1 percent in the New York market and 6.1 percent for the remainder of the office portfolio. Regional mall sales averaged $423 per square foot on a rolling 12-month basis, while comparable regional mall sales decreased
6.9 percent, a reflection of the economic downturn.

Strategy Update

"During our fiscal third quarter, we implemented a five-part strategy to preserve liquidity and sustain and transform our Company in the face of difficult economic and financial market conditions," Ratner said. "Since that time, we have made progress on each element, including the following specific examples:

o Significantly slowing development. During the last four years, Forest City has begun construction of more than $3.4 billion in new real estate, including $1.0 billion in 2008. In 2009, we do not anticipate commencing construction on any new projects, with the exception of the arena at our Atlantic Yards project in Brooklyn, and a fee-based development project in Las Vegas. At the same time, though, we remain committed to completing projects already under construction, as well as to actively pursuing and maintaining entitlements on long-term developments in key markets.

o Driving costs out of the business. We have made meaningful progress on this initiative, including the difficult step of work force reductions. Through targeted reductions and through attrition over the last 12-18 months, we have reduced our work force by nearly 500, or approximately 30 percent of our non-property staff. This decrease, coupled with other overhead cost reductions has resulted in $70 million to $80 million of cost savings on an annualized basis, approximately 60 percent of which is associated with development. We have accomplished this while remaining committed to retaining a strong core of real estate talent.

o Accessing the equity value in our portfolio. This is clearly a challenging time to sell real estate. Despite this, we believe the quality and diversity of our products and markets will yield attractive opportunities for selective sales, third-party equity investments or joint ventures. We are actively evaluating a variety of options in this area. During the fourth quarter, Forest City completed the sale of the Sterling Glen of Rye Brook supported-living community to Atria Senior Living Group. The selling price was $69.8 million and the transaction generated approximately $23 million in net proceeds.

o Proactively managing debt maturities with a continued commitment to nonrecourse financing. As previously mentioned, we successfully addressed all of our $842 million ($900 million at the Company's pro-rata share) in 2008 debt maturities during the year, with the exception of $13 million ($20 million at the Company's pro-rata share) still in negotiation.

      In late January, 2009, the Company secured an extension on the financing for Two MetroTech Center, a 521,000-square-foot office building at the Company's MetroTech Center corporate campus in Brooklyn. In early February, we closed a $161.9 million refinancing from Gramercy Capital Corp. and certain co-lenders on a land loan associated with our Atlantic Yards project in Brooklyn. In mid-March, we announced an extension from JPMorgan Chase, N.A., of a credit facility related to the Nets.

      Our continued ability to manage our financing needs demonstrate the strength of our lender relationships and the quality of our products and markets, and we believe current market conditions will continue to highlight the significant benefits of nonrecourse financing.

o Selectively taking advantage of opportunities created by market conditions. We continue to believe that our track record and extensive relationships with tenants, financial institutions, communities and industry partners will bring us opportunities as a result of the dislocations in the real estate and capital markets. We are currently pursuing several opportunities in areas such as property management, development/redevelopment, and disposition management services. Such opportunities can maximize short-term resource utilization while also contributing to results without the need for any substantial equity investment.

Debt Maturities and Financing Activity Update

During 2008, Forest City closed on transactions totaling $2.3 billion in nonrecourse mortgage financings, including $580 million in refinancings, $1.1 billion in development projects and acquisitions, and $643 million in loan extensions and additional fundings. During the fourth quarter, the Company closed on nine loan transactions totaling $334 million. Since January 31, 2009, the Company has closed on financings totaling approximately $168 million in nonrecourse mortgage financings.

As of January 31, 2009 the Company's weighted average cost of mortgage debt decreased to 5.00 percent from 5.87 percent at January 31, 2008 primarily due to a decrease in variable-rate mortgage debt. Fixed-rate mortgage debt, which represented 74 percent of the Company's total nonrecourse mortgage debt, and is inclusive of interest rate swaps, declined from 6.12 percent at January 31, 2008, to 6.04 percent at January 31, 2009. The variable-rate mortgage debt decreased from 5.06 percent at January 31, 2008, to 1.98 percent at January 31, 2009.

Project Updates

Openings

During 2008, Forest City opened or acquired 14 projects, adding $893.8 million of cost at the Company's pro-rata share and $743.0 million on a full consolidation basis.

Forest City opened three retail centers during the year:

o White Oak Village, an 800,000-square-foot retail center near Richmond, Virginia, which is currently 85 percent leased and committed.

o The Shops at Wiregrass, a 642,000-square-foot lifestyle center near Tampa, Florida, that is 90 percent leased and committed.

o Orchard Town Center, a 980,000-square-foot open-air lifestyle center in Westminster, Colorado, which is 73 percent leased and committed.

In the office portfolio, 855 North Wolfe Street, a 279,000-square-foot, state-of-the-art research office building opened at the Science + Technology Park at Johns Hopkins in Baltimore during the first half of the year and is currently 53 percent leased and committed. Tenants include the Johns Hopkins Institute for Basic Biomedical Sciences, the Howard Hughes Medical Institute, and the Johns Hopkins Brain Science Institute.

At Mesa del Sol, the Company completed phase one of a new, 210,000-square-foot office building for Fidelity Investments and announced an agreement with Sandia National Laboratories to partner on the development of solar technologies. Mesa del Sol is already home to solar industry companies SCHOTT Solar and Advent Solar. In addition, Mesa del Sol's 74,000-square-foot Town Center was completed in January, 2009, and is currently 63 percent leased.

Forest City opened four residential properties: the 131-unit Lucky Strike Building at the Company's Tobacco Row adaptive reuse apartment community in Richmond, Virginia; the 366-unit Mercantile Place on Main redevelopment in Dallas; the 665-unit Uptown Apartments in center city Oakland; and the first building at Hamel Mill Lofts a collection of high-end, historically renovated rental apartment buildings in Haverhill, Massachusetts.

Under Construction

At the end of fiscal 2008, Forest City had eight projects under construction with a total project cost of $2.1 billion at the Company's pro-rata share. These include three large retail centers: the 1.2-million-square-foot Ridge Hill in Yonkers, New York; the 517,000-square-foot East River Plaza in Manhattan; and the 500,000-square-foot Village at Gulfstream in Hallandale Beach, Florida. Forest City recently reached an agreement with the City of Hallandale Beach for tax-increment financing, solidifying a public-private partnership to bring the Gulfstream project to fruition. The Company recently announced 32 upscale and luxury tenants for this center, which is scheduled to open in February, 2010.

Also under construction is a 127,000-square-foot expansion of the Company's Promenade in Temecula retail center in Southern California. The expansion, which is set to open this month, is currently 61 percent leased with tenants including Coach, Pottery Barn, and Williams-Sonoma.

In the residential portfolio, construction continues on 80 Dekalb, a 34-story 80/20 residential tower in Brooklyn, Presidio a 161-unit adaptive re-use apartment community at the foot of the Golden Gate Bridge in San Francisco, and Beekman, a Frank Gehry-designed residential high-rise in lower Manhattan that will have approximately 900 market-rate apartments as well as a pre-K through eighth-grade school, and an ambulatory care center. In light of economic and market conditions, including falling prices for construction, the Company has initiated a study of costs and timing for Beekman to identify possible options to achieve savings on completion of the project. Work continues at the site and both the school and ambulatory care center will open on time, as scheduled.

Among the Company's major mixed-use projects, the Waterfront Station redevelopment project in Southwest Washington, D.C., is under construction and on track for a spring 2010 opening. The first two buildings, which total 628,000 square feet of office and retail space, have already topped out at eight stories, are fully leased to the District of Columbia for governmental offices and have been designed to meet LEED Silver standards.

The Company's Atlantic Yards project in Brooklyn has had two significant achievements since the end of the fiscal year. The first is the previously mentioned $161.9 million land loan refinancing. The second is a ruling in New York State Appellate Court that upheld a prior State Supreme Court finding that the state met all of its obligations in the public approvals and environmental review process associated with the project. The ruling marks the 22nd consecutive court ruling in favor of the project, with only one material lawsuit still pending.

Forest City's Stapleton redevelopment project continues to demonstrate the value of the unique "sense of place" created there. Despite a slowdown in the Company's sales of lots to home builders, more than 500 homes were sold at Stapleton during 2008, including 314 new homes and 194 resales. The average selling price was approximately $430,000, consistent with average prices over the past several years. Notably, at the end of 2008, of the approximately 3,600 homes at Stapleton, only nine were under foreclosure action.

Also at Stapleton, the Northfield retail center will benefit from an allocation of $12 million to the State of Colorado from the American Recovery and Reinvestment Act of 2009, also known as the Economic Stimulus Package, for a new highway interchange serving Northfield. The allocation brings the total project funding to $34 million and will allow construction of the interchange to begin, with an expected opening in late 2010. The interchange will not only provide easier access to Northfield, but is also an important step in achieving the long-term vision for Stapleton.

Year-End Summary and Outlook

"While it is impossible to predict the course of the economy or financial markets, we continue to position the Company to deal with the difficult environment," Ratner said. "We are cautious about current conditions, but we remain confident in the longer term. We believe strongly in the fundamentals of the real estate business, in the strength of our operating portfolio, our product and market strategies, and in the long-term value we can create through development.

"We have built a strong portfolio of high-quality assets in good markets that represent real value and produce solid cash flow. We will continue to add to that portfolio as we complete projects already under construction, and we will identify and capitalize on additional opportunities created by current market conditions.

"By taking steps today to shape our Company for the future - including preserving liquidity, focusing on operations, retaining core real estate talent, and maintaining a reservoir of entitled development opportunities - we are positioning the Company to take advantage of long-term growth and value-creation opportunities when conditions improve."

Corporate Description

Forest City Enterprises, Inc. is a $11.4 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

Supplemental Package

Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the year ended January 31, 2009, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

EBDT

The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax);
ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Operations; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

Pro-Rata Consolidation Method

This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

Safe Harbor Language

Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current market conditions on our liquidity, ability to finance or refinance projects and repay our debt, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.

             Forest City Enterprises, Inc. and Subsidiaries
                          Financial Highlights
                  Year Ended January 31, 2009 and 2008
              (dollars in thousands, except per share data)

                                   Three Months Ended,         Increase
                                       January 31,            (Decrease)
                                ------------------------   ---------------
                                    2009         2008      Amount  Percent
                                ------------------------   ---------------
Operating Results:
Earnings (loss) from continuing
 operations                        $(48,901)     $11,665  $(60,566)
Discontinued operations, net of
 tax and minority interest (1)        3,816          940     2,876
                                ------------------------   -------
Net Earnings (loss)                $(45,085)     $12,605  $(57,690)
                                ========================   =======

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT) (2)                   $70,502      $91,188  $(20,686)(22.7%)
                                ========================   =======
Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization and
 Deferred Taxes (EBDT)(2):

  Net Earnings (loss)              $(45,085)     $12,605  $(57,690)

  Depreciation and amortization
   - Real Estate Groups (7)          75,511       65,393    10,118

  Amortization of mortgage
   procurement costs - Real
   Estate Groups (7)                  3,779        3,143       636

  Deferred income tax expense -
   Real Estate Groups (8)              (913)      11,283   (12,196)

  Deferred income tax expense -
   Non-Real Estate Groups: (8)
        Gain on disposition of
         other investments              428          404        24

  Current income tax expense on
   non-operating earnings: (8)
        Gain on disposition of
         other investments              -            -         -
        Gain on disposition
         included in
         discontinued
         operations                  20,439          -      20,439
        Gain on disposition of
         unconsolidated
         entities                       -          6,458    (6,458)

Straight-line rent adjustment (3)     4,284       (7,263)   11,547

Preference payment (6)                  585          936      (351)

Preferred return on disposition         731          -         731

Impairment of real estate             1,262           92     1,170

Impairment of unconsolidated
 entities                            15,259       11,469     3,790

Gain on disposition of
 unconsolidated entities                -        (12,286)   12,286

Gain on disposition of other
 investments                            -            -         -

Discontinued operations: (1)
        Gain on disposition of
         rental properties           (5,778)      (1,046)   (4,732)
                                ------------------------   -------

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT) (2)                   $70,502      $91,188  $(20,686)(22.7%)
                                ========================   =======
Diluted Earnings per Common
 Share:

Earnings (loss) from continuing
 operations                          $(0.48)       $0.11    $(0.59)
Discontinued operations, net of
 tax and minority interest (1)         0.04         0.01      0.03
                                ------------------------   -------
Net earnings (loss) (5)              $(0.44)       $0.12    $(0.56)
                                ========================   =======
Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2) (4)                 $0.66        $0.85    $(0.19)(22.4%)
                                ========================   =======
Operating earnings (loss), net
 of tax (a non-GAAP financial
 measure)                            $(0.34)       $0.19    $(0.53)

Impairment of real estate, net
 of tax                               (0.10)       (0.07)    (0.03)

Gain on disposition of rental
 properties and other
 investments, net of tax               0.03         0.08     (0.05)

Minority interest                     (0.03)       (0.08)     0.05
                                ------------------------   -------
Net earnings (loss) (5)              $(0.44)       $0.12    $(0.56)
                                ========================   =======
Basic weighted average shares
 outstanding (4)                102,876,107  102,477,234   398,873
                                ========================   =======
Diluted weighted average shares
 outstanding (4)                106,534,313  107,258,725  (724,412)
                                ========================   =======

             Forest City Enterprises, Inc. and Subsidiaries
                          Financial Highlights
                  Year Ended January 31, 2009 and 2008
              (dollars in thousands, except per share data)

                                     Year Ended              Increase
                                     January 31,            (Decrease)
                              -------------------------   ----------------
                                  2009          2008      Amount   Percent
                              -------------------------   ----------------

Operating Results:
Earnings (loss) from
 continuing operations           $(122,012)    $(13,293) $(108,719)
Discontinued operations, net
 of tax and minority interest (1)    9,812       65,718    (55,906)
                               ------------------------   --------
Net Earnings (loss)              $(112,200)     $52,425  $(164,625)
                               ========================   ========
Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT) (2)                 $218,937     $265,718   $(46,781)(17.6%)
                               ========================   ========
Reconciliation of Net Earnings
 to Earnings Before
 Depreciation, Amortization
 and Deferred Taxes
 (EBDT) (2):

  Net Earnings (loss)            $(112,200)     $52,425  $(164,625)

  Depreciation and
   amortization - Real Estate
   Groups (7)                      290,768      250,951     39,817

  Amortization of mortgage
   procurement costs - Real
   Estate Groups (7)                13,788       13,126        662

  Deferred income tax expense
   - Real Estate Groups (8)         (5,671)      32,864    (38,535)

  Deferred income tax expense
   - Non-Real Estate Groups: (8)
        Gain on disposition of
         other investments             486          347        139

  Current income tax expense
   on non-operating earnings: (8)
        Gain on disposition of
         other investments             -            290       (290)
        Gain on disposition
         included in
         discontinued
         operations                 20,439       26,834     (6,395)
        Gain on disposition of
         unconsolidated
         entities                      506        6,458     (5,952)

Straight-line rent adjustment (3)     (358)     (16,551)    16,193

Preference payment (6)               3,329        3,707       (378)

Preferred return on
 disposition                           939        5,034     (4,095)

Impairment of real estate            1,262           92      1,170

Impairment of unconsolidated
 entities                           21,285       11,469      9,816

Gain on disposition of
 unconsolidated entities            (1,081)     (14,392)    13,311

Gain on disposition of other
 investments                          (150)        (603)       453

Discontinued operations: (1)
        Gain on disposition of
         rental properties         (14,405)    (106,333)    91,928
                               ------------------------   --------

Earnings Before Depreciation,
 Amortization and  Deferred
 Taxes (EBDT) (2)                 $218,937     $265,718   $(46,781)(17.6%)
                               ========================   ========
Diluted Earnings per Common
 Share:

Earnings (loss) from
 continuing operations              $(1.19)      $(0.13)    $(1.06)
Discontinued operations, net
 of tax and minority interest (1)     0.10         0.64      (0.54)
                               ------------------------   --------
Net earnings (loss) (5)             $(1.09)       $0.51     $(1.60)
                               ========================   ========
Earnings Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2) (4)                $2.05        $2.47     $(0.42)(17.0%)
                               ========================   ========
Operating earnings (loss), net
 of tax (a non-GAAP financial
 measure)                           $(0.92)       $0.07     $(0.99)

Impairment of real estate, net
 of tax                              (0.13)       (0.07)     (0.06)

Gain on disposition of rental
 properties and other
 investments, net of tax              0.09         0.70      (0.61)

Minority interest                    (0.13)       (0.19)      0.06
                               ------------------------   --------
Net earnings (loss) (5)             $(1.09)       $0.51     $(1.60)
                               ========================   ========
Basic weighted average shares
 outstanding (4)               102,755,315  102,261,740    493,575
                               ========================   ========
Diluted weighted average
 shares outstanding (4)        106,968,999  107,575,307   (606,308)
                               ========================   ========

            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2009 and 2008
                        (dollars in thousands)

                                    Three Months Ended,      Increase
                                       January 31,          (Decrease)
                                   -------------------   ----------------
                                      2009      2008     Amount   Percent
                                   -------------------   ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                  $251,704  $275,644  $(23,940)
  Residential Group                   61,266    75,235   (13,969)
  Land Development Group              10,004    53,501   (43,497)
  Corporate Activities                     -         -         -
                                   -------------------   --------
       Total Revenues                322,974   404,380   (81,406)  (20.1%)

Operating expenses                  (187,835) (240,551)   52,716
Interest expense                    (105,616)  (90,133)  (15,483)
Loss on early extinguishment of
 debt                                   (620)      (52)     (568)
Amortization of mortgage
 procurement costs (7)                (3,332)   (2,573)     (759)
Depreciation and amortization (7)    (68,835)  (62,170)   (6,665)
Interest and other income             14,430    21,002    (6,572)
Equity in earnings (loss),
 including impairment, of
 unconsolidated entities             (16,798)    6,465   (23,263)
Impairment of unconsolidated
 entities                             15,259    11,469     3,790
Gain on disposition of
 unconsolidated entities                   -   (12,286)   12,286
Preferred Return on Disposition          731         -       731
Revenues and interest income from
 discontinued operations (1)           1,651     2,557      (906)
Expenses from Discontinued
 Operations (1)                       (1,209)   (2,070)      861
                                   -------------------   --------
Operating earnings (loss) (a non-
 GAAP financial measure)             (29,200)   36,038   (65,238)
                                   -------------------   --------
Income tax expense (8)                 1,486   (15,985)   17,471
Income tax expense from
 discontinued operations (1) (8)      (2,404)     (593)   (1,811)
Income tax expense on non-operating
 earnings items (see below)           (4,468)      683    (5,151)
                                   -------------------   --------
Operating earnings (loss), net of
 tax (a non-GAAP financial measure)  (34,586)   20,143   (54,729)
                                   -------------------   --------
Impairment of real estate             (1,262)     (102)   (1,160)

Impairment of unconsolidated
 entities                            (15,259)  (11,469)   (3,790)

Gain on disposition of
 unconsolidated entities                   -    12,286   (12,286)

Preferred Return on Disposition         (731)        -      (731)

Gain on disposition of other
 investments                               -         -         -

Gain on disposition of rental
 properties included in
 discontinued operations (1)           5,778     1,046     4,732

Income tax benefit (expense) on
 non-operating earnings: (8)
     Impairment of real estate           488        36       452
     Impairment of unconsolidated
      entities                         5,930     4,431     1,499
     Gain on disposition of other
      investments                          -         -         -
     Gain on disposition of
      unconsolidated entities            283    (4,746)    5,029
     Gain on disposition of rental
      properties included in
      discontinued operations         (2,233)     (404)   (1,829)
                                   -------------------   --------
Income tax expense on non-operating
 earnings (see above)                  4,468      (683)    5,151
                                   -------------------   --------
Minority interest in continuing
 operations                           (3,493)   (8,616)    5,123

Minority interest in discontinued
 operations: (1)
     Operating earnings                    -         -         -
     Gain on disposition of rental
      properties                           -         -         -
                                   -------------------   --------
                                           -         -         -
                                   -------------------   --------
Minority interest                     (3,493)   (8,616)    5,123
                                   -------------------   --------
Net earnings (loss)                 $(45,085)  $12,605  $(57,690)
                                   ===================   ========

            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2009 and 2008
                        (dollars in thousands)

                                          Year Ended          Increase
                                          January 31,        (Decrease)
                                     --------------------   --------------
                                       2009       2008      Amount Percent
                                     --------------------   --------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate operations
  Commercial Group                    $970,653   $928,436    $42,217
  Residential Group                    285,889    265,777     20,112
  Land Development Group                33,848     92,257    (58,409)
  Corporate Activities                       -          -          -
                                     --------------------   --------
       Total Revenues                1,290,390  1,286,470      3,920  0.3%

Operating expenses                    (782,266)  (783,720)     1,454
Interest expense                      (367,882)  (325,505)   (42,377)
Loss on early extinguishment of debt    (1,670)    (8,955)     7,285
Amortization of mortgage procurement
 costs (7)                             (12,145)   (11,296)      (849)
Depreciation and amortization (7)     (269,560)  (230,637)   (38,923)
Interest and other income               42,481     73,282    (30,801)
Equity in earnings (loss), including
 impairment, of unconsolidated
 entities                              (35,585)     9,073    (44,658)
Impairment of unconsolidated
 entities                               21,285     11,469      9,816
Gain on disposition of
 unconsolidated entities                (1,081)   (14,392)    13,311
Preferred Return on Disposition            939      5,034     (4,095)
Revenues and interest income from
 discontinued operations (1)             7,417     36,482    (29,065)
Expenses from Discontinued
 Operations (1)                         (5,831)   (36,225)    30,394
                                     --------------------   --------
Operating earnings (loss) (a non-
 GAAP financial measure)              (113,508)    11,080   (124,588)
                                     --------------------   --------
Income tax expense (8)                  29,154     (3,002)    32,156
Income tax expense from discontinued
 operations (1) (8)                     (6,179)   (41,385)    35,206
Income tax expense on non-operating
 earnings items (see below)             (3,067)    40,468    (43,535)
                                     --------------------   --------
Operating earnings (loss), net of
 tax (a non-GAAP financial measure)    (93,600)     7,161   (100,761)
                                     --------------------   --------
Impairment of real estate               (1,262)      (102)    (1,160)

Impairment of unconsolidated
 entities                              (21,285)   (11,469)    (9,816)

Gain on disposition of
 unconsolidated entities                 1,081     14,392    (13,311)

Preferred Return on Disposition           (939)    (5,034)     4,095

Gain on disposition of other
 investments                               150        603       (453)

Gain on disposition of rental
 properties included in discontinued
 operations (1)                         14,405    106,333    (91,928)

Income tax benefit (expense) on non-
 operating earnings: (8)
     Impairment of real estate             488         36        452
     Impairment of unconsolidated
      entities                           8,258      4,431      3,827
     Gain on disposition of other
      investments                          (58)      (233)       175
     Gain on disposition of
      unconsolidated entities              (55)    (3,615)     3,560
     Gain on disposition of rental
      properties included in
      discontinued operations           (5,566)   (41,087)    35,521
                                     --------------------   --------
Income tax expense on non-operating
 earnings (see above)                    3,067    (40,468)    43,535
                                     --------------------   --------
Minority interest in continuing
 operations                            (13,817)   (19,504)     5,687
                                     --------------------   --------
Minority interest in discontinued
 operations: (1)
     Operating earnings                      -        513       (513)
     Gain on disposition of rental
      properties                             -          -          -
                                     --------------------   --------
                                             -        513       (513)
                                     --------------------   --------
Minority interest                      (13,817)   (18,991)     5,174
                                     --------------------   --------
Net earnings (loss)                  $(112,200)   $52,425  $(164,625)
                                     ====================   ========

Forest City Enterprises, Inc. and Subsidiaries
Financial Highlights
Year Ended January 31, 2009 and 2008
(in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties that have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three and twelve months ended January 31, 2009, the effect of 3,658,206 and 4,213,684 shares, respectively, of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and twelve months ended January 31, 2009, diluted weighted average shares outstanding were used to arrive at $0.66/share and $2.05/share, respectively.)

     For the year ended January 31, 2008, the effect of 5,313,567 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the year ended January 31, 2008, diluted weighted average shares outstanding of 107,575,307 were used to arrive at $2.47/share.)

5) For the year ended January 31, 2008, $754,000 of net earnings is allocated to participating securities under EITF 03-6 "Participating Securities and the Two-Class Method under FASB 128". As a result, the net earnings for purposes of calculating basic and diluted EPS is $51,671,000.

6) The preference payment represents the respective period's share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner's minority interests in the Forest City Ratner Company portfolio.

7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                Depreciation and    Depreciation and
                                  Amortization        Amortization
                               -------------------  -----------------
                               Three Months Ended      Year Ended
                                   January 31,         January 31,
                               -------------------  -----------------
                                  2009     2008      2009      2008
                               -------------------  -----------------
 Full Consolidation              $68,835  $62,170  $269,560  $230,637
 Non-Real Estate                  (3,416)  (3,233)  (13,356)  (10,663)
                               -------------------  -----------------
 Real Estate Groups Full
  Consolidation                   65,419   58,937   256,204   219,974
 Real Estate Groups related to
  minority interest                 (787)  (1,118)   (3,142)   (6,794)
 Real Estate Groups
  Unconsolidated                  10,553    7,096    35,720    34,369
 Real Estate Groups
  Discontinued Operations            326      478     1,986     3,402
                               -------------------  -----------------
 Real Estate Groups Pro-Rata
  Consolidation                  $75,511  $65,393  $290,768  $250,951
                               ===================  =================

                                 Amortization of     Amortization of
                                    Mortgage       Mortgage Procurement
                                Procurement Costs        Costs
                               -------------------  -----------------
                               Three Months Ended      Year Ended
                                   January 31,         January 31,
                               -------------------  -----------------
                                   2009     2008     2009      2008
                               -------------------  -----------------
 Full Consolidation               $3,332   $2,573   $12,145   $11,296
 Non-Real Estate                       -        -         -         -
                               -------------------  -----------------
 Real Estate Groups Full
  Consolidation                    3,332    2,573    12,145    11,296
 Real Estate Groups related to
  minority interest                 (119)    (114)     (502)     (619)
 Real Estate Groups
  Unconsolidated                     513      594     1,843     2,142
 Real Estate Groups
  Discontinued Operations             53       90       302       307
                               -------------------  -----------------
 Real Estate Groups Pro-Rata
  Consolidation                   $3,779   $3,143   $13,788   $13,126
                               ===================  =================

                                Three Months Ended     Year Ended
                                    January 31,        January 31,
                               -------------------  -----------------
                                  2009     2008      2009      2008
                               -------------------  -----------------
8) The following table provides
   detail of Income Tax Expense
   (Benefit):                      (in thousands)      (in thousands)
 (A) Operating earnings
            Current             $(12,501)   $(903) $(28,045) $(17,401)
            Deferred              17,716   16,609     7,524    21,022
                               -------------------  -----------------
                                   5,215   15,706   (20,521)    3,621
                               -------------------  -----------------
 (B) Impairment of real estate
            Deferred                (488)     (36)     (488)      (36)
            Deferred -
             Unconsolidated
             entities             (5,930)  (4,431)   (8,258)   (4,431)
                               -------------------  -----------------
               Subtotal           (6,418)  (4,467)   (8,746)   (4,467)
                               -------------------  -----------------
 (C) Gain on disposition of
  other investments
            Current - Non-Real
             Estate Groups             -        -         -       290
            Deferred - Non-Real
             Estate Groups             -        -        58       (57)
                               -------------------  -----------------
                                       -        -        58       233
                               -------------------  -----------------
 (D) Gain on disposition of
  unconsolidated entities
           Current                     -    6,458       506     6,458
           Deferred                 (283)  (1,712)     (451)   (2,843)
                               -------------------  -----------------
                                    (283)   4,746        55     3,615
                               -------------------  -----------------
        Subtotal (A) (B) (C)
         (D)
           Current               (12,501)   5,555   (27,539)  (10,653)
           Deferred               11,015   10,430    (1,615)   13,655
                               -------------------  -----------------
           Income tax expense     (1,486)  15,985   (29,154)    3,002
                               -------------------  -----------------
 (E) Discontinued operations
           Operating earnings
           Current                   194       93      (448)   (1,540)
           Deferred                  (23)      96     1,061     1,838
                               -------------------  -----------------
                                     171      189       613       298

          Gain on disposition
           of rental properties
          Current                 20,439        -    20,439    26,834
          Deferred               (18,634)       -   (15,301)   13,849
                               -------------------  -----------------
                                   1,805        -     5,138    40,683
                               -------------------  -----------------
          Gain on disposition
           of Lumber Group
          Current                      -        -         -         -
          Deferred                   428      404       428       404
                               -------------------  -----------------
                                     428      404       428       404
                               -------------------  -----------------
                                   2,404      593     6,179    41,385
                               -------------------  -----------------
       Grand Total  (A) (B) (C)
        (D) (E)
           Current                 8,132    5,648    (7,548)   14,641
           Deferred               (7,214)  10,930   (15,427)   29,746
                               -------------------  -----------------
                                    $918  $16,578  $(22,975)  $44,387
                               -------------------  -----------------
       Recap of Grand Total:
         Real Estate Groups
           Current                   430   13,598      (140)   37,885
           Deferred                 (913)  11,283    (5,671)   32,864
                               -------------------  -----------------
                                    (483)  24,881    (5,811)   70,749
         Non-Real Estate Groups
           Current                 7,702   (7,950)   (7,408)  (23,244)
           Deferred               (6,301)    (353)   (9,756)   (3,118)
                               -------------------  -----------------
                                   1,401   (8,303)  (17,164)  (26,362)
                               -------------------  -----------------
        Grand Total                 $918  $16,578  $(22,975)  $44,387
                               ===================  =================

              Forest City Enterprises, Inc. and Subsidiaries
                    Supplemental Operating Information

 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
 (GAAP) (in thousands):

                                  Three Months Ended January 31, 2009
                              --------------------------------------------
                                                 Plus
                                               Unconsol-  Plus
                                                idated  Disconti-
                                Full     Less   Invest-   nued   Pro-Rata
                              Consol-  Minority ments at Opera-   Consol-
                              idation  Interest Pro-Rata tions    idation
                               (GAAP)                           (Non-GAAP)
                              --------------------------------------------
 Revenues from real estate
  operations                  $322,974  $8,437  $93,153  $1,651  $409,341
 Exclude straight-line rent
  adjustment (1)                 1,476       -        -       -     1,476
                              --------------------------------------------
 Adjusted revenues             324,450   8,437   93,153   1,651   410,817

 Operating expenses            187,835   3,093   60,698     452   245,892
 Add back non-Real Estate
  depreciation and
  amortization (b)               3,416       -    5,876       -     9,292
 Add back amortization of
  mortgage procurement costs
  for non-Real Estate Groups
  (d)                                -       -       52       -        52
 Exclude straight-line rent
  adjustment (2)                (2,808)      -        -       -    (2,808)
 Exclude preference payment       (585)      -        -       -      (585)
                              --------------------------------------------
 Adjusted operating expenses   187,858   3,093   66,626     452   251,843

 Add interest and other
  income                        14,430     387    1,442       -    15,485
 Add equity in earnings
  (loss), including
  impairment of
  unconsolidated entities      (16,798)    (67)  16,437       -      (294)
 Remove gain on disposition
  of unconsolidated entities         -       -        -       -         -
 Add back impairment of
  unconsolidated entities       15,259       -  (15,259)      -         -
 Add back depreciation and
  amortization of
  unconsolidated entities
  (see below)                   11,066       -  (11,066)      -         -
                              --------------------------------------------
 Net Operating Income          160,549   5,664   18,081   1,199   174,165

 Interest expense             (105,616) (1,265) (17,350)   (378) (122,079)

 Loss on early extinguishment
  of debt                         (620)      -        -       -      (620)

 Equity in earnings (loss),
  including impairment of
  unconsolidated entities       16,798      67  (16,437)      -       294

 Gain on disposition of
  unconsolidated entities            -       -        -       -         -

 Impairment of unconsolidated
  entities                     (15,259)      -        -       -   (15,259)

 Depreciation and
  amortization of
  unconsolidated entities
  (see above)                  (11,066)      -   11,066       -         -

 Gain on disposition of
  rental properties and other
  investments                        -       -        -   5,778     5,778

 Preferred return on
  disposition                        -       -     (731)      -      (731)

 Impairment of real estate      (1,262)      -        -       -    (1,262)

 Depreciation and
  amortization - Real Estate
  Groups (a)                   (65,419)   (787) (10,553)   (326)  (75,511)

 Amortization of mortgage
  procurement costs - Real
  Estate Groups (c)             (3,332)   (119)    (513)    (53)   (3,779)

 Straight-line rent
  adjustment (1) + (2)          (4,284)      -        -       -    (4,284)

 Preference payment               (585)      -        -       -      (585)
                              --------------------------------------------
 Earnings (loss) before
  income taxes                 (30,096)  3,560  (16,437)  6,220   (43,873)

 Income tax provision            1,486       -        -  (2,404)     (918)
 Minority Interest              (3,493) (3,493)       -       -         -
 Equity in earnings (loss),
  including impairment of
  unconsolidated entities      (16,798)    (67)  16,437       -      (294)
                              --------------------------------------------
 Earnings (loss) from
  continuing operations        (48,901)      -        -   3,816   (45,085)

 Discontinued operations, net
  of tax                         3,816       -        -  (3,816)        -
                              --------------------------------------------
 Net earnings (loss)          $(45,085)     $-       $-      $-  $(45,085)
                              ============================================

 (a) Depreciation and
     amortization - Real
     Estate Groups             $65,419    $787  $10,553    $326   $75,511
 (b) Depreciation and
     amortization - Non-Real
     Estate                      3,416       -    5,876       -     9,292
                              --------------------------------------------
       Total depreciation and
        amortization           $68,835    $787  $16,429    $326   $84,803
                              ============================================
 (c) Amortization of
     mortgage procurement
     costs - Real Estate
     Groups                     $3,332    $119     $513     $53    $3,779

 (d) Amortization of
     mortgage procurement costs
     - Non-Real Estate               -       -       52       -        52
                              --------------------------------------------
       Total amortization of
        mortgage procurement
        costs                   $3,332    $119     $565     $53    $3,831
                              ============================================

                                 Three Months Ended January 31, 2008
                              --------------------------------------------
                                                 Plus
                                               Unconsol-  Plus
                                                idated  Disconti
                               Full     Less    Invest-   nued   Pro-Rata
                             Consol-  Minority  ments at Opera-   Consol-
                             idation  Interest Pro-Rata  tions   idation
                              (GAAP)                            (Non-GAAP)
                              --------------------------------------------
 Revenues from real estate
  operations                 $404,380  $19,717  $87,410  $2,366  $474,439
 Exclude straight-line rent
  adjustment (1)               (9,018)       -        -       -    (9,018)
                              --------------------------------------------
 Adjusted revenues            395,362   19,717   87,410   2,366   465,421

 Operating expenses           240,551   10,374   52,582     221   282,980
 Add back non-Real Estate
  depreciation and
  amortization (b)              3,233        -    4,160       -     7,393
 Add back amortization of
  mortgage procurement costs
  for non-Real Estate Groups (d)    -        -       20       -        20
 Exclude straight-line rent
  adjustment (2)               (1,755)       -        -       -    (1,755)
 Exclude preference payment      (936)       -        -       -      (936)
                              --------------------------------------------
 Adjusted operating expenses  241,093   10,374   56,762     221   287,702

 Add interest and other
  income                       21,002      800    2,375     191    22,768
 Add equity in earnings
  (loss), including
  impairment of
  unconsolidated entities       6,465      188   (6,837)      -      (560)
 Remove gain on disposition
  of unconsolidated entities  (12,286)       -   12,286       -         -
 Add back impairment of
  unconsolidated entities      11,469        -  (11,469)      -         -
 Add back depreciation and
  amortization of
  unconsolidated entities
  (see below)                   7,690        -   (7,690)      -         -
                              --------------------------------------------
 Net Operating Income         188,609   10,331   19,313   2,336   199,927

 Interest expense             (90,133)    (440) (18,417) (1,281) (109,391)

 Loss on early
  extinguishment of debt          (52)     (33)    (896)      -      (915)

 Equity in earnings (loss),
  including impairment of
  unconsolidated entities      (6,465)    (188)   6,837       -       560

 Gain on disposition of
  unconsolidated entities      12,286        -        -       -    12,286

 Impairment of
  unconsolidated entities     (11,469)       -        -       -   (11,469)

 Depreciation and
  amortization of
  unconsolidated entities
  (see above)                  (7,690)       -    7,690       -         -

 Gain on disposition of
  rental properties and
  other investments                 -        -        -   1,046     1,046

 Preferred return on
  disposition                       -        -        -       -         -

 Impairment of real estate       (102)     (10)       -       -       (92)

 Depreciation and
  amortization - Real Estate
  Groups (a)                  (58,937)  (1,118)  (7,096)   (478)  (65,393)

 Amortization of mortgage
  procurement costs - Real
  Estate Groups (c)            (2,573)    (114)    (594)    (90)   (3,143)

 Straight-line rent
  adjustment (1) + (2)          7,263        -        -       -     7,263

 Preference payment              (936)       -        -       -      (936)
                              --------------------------------------------
 Earnings (loss) before
  income taxes                 29,801    8,428    6,837   1,533    29,743

 Income tax provision         (15,985)       -        -    (593)  (16,578)
 Minority Interest             (8,616)  (8,616)       -       -         -
 Equity in earnings (loss),
  including impairment of
  unconsolidated entities       6,465      188   (6,837)      -      (560)
                              --------------------------------------------
 Earnings (loss) from
  continuing operations        11,665        -        -     940    12,605

 Discontinued operations,
  net of tax                      940        -        -    (940)        -
                              --------------------------------------------
 Net earnings (loss)          $12,605       $-       $-      $-   $12,605
                              ============================================

 (a) Depreciation and
     amortization - Real
     Estate Groups            $58,937   $1,118   $7,096    $478   $65,393
 (b) Depreciation and
     amortization - Non-Real
     Estate                     3,233        -    4,160       -     7,393
                              --------------------------------------------
       Total depreciation
        and amortization      $62,170   $1,118  $11,256    $478   $72,786
                              ============================================
 (c) Amortization of
     mortgage procurement
     costs - Real Estate
     Groups                    $2,573     $114     $594     $90    $3,143
 (d) Amortization of
     mortgage procurement costs
     - Non-Real Estate              -        -       20       -        20
                              --------------------------------------------
       Total amortization of
        mortgage procurement
        costs                  $2,573     $114     $614     $90    $3,163
                              ============================================

           Forest City Enterprises, Inc. and Subsidiaries
                 Supplemental Operating Information

 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (Loss) (GAAP) (in thousands):

                                   Year Ended January 31, 2009
                              --------------------------------------------
                                               Plus
                                             Unconsol-   Plus
                                              idated   Discon-
                           Full      Less     Invest-  tinued   Pro-Rata
                         Consol-   Minority  ments at  Opera-    Consol-
                         idation   Interest  Pro-Rata   tions    idation
                          (GAAP)                               (Non-GAAP)
                         -------------------------------------------------
 Revenues from real
  estate operations     $1,290,390  $56,132  $380,297  $7,356  $1,621,911
 Exclude straight-line
  rent adjustment (1)       (6,726)       -         -       -      (6,726)
                         -------------------------------------------------
 Adjusted revenues       1,283,664   56,132   380,297   7,356   1,615,185

 Operating expenses        782,266   28,651   272,305     931   1,026,851
 Add back non-Real
  Estate depreciation
  and amortization (b)      13,356        -    20,641       -      33,997
 Add back amortization
  of mortgage
  procurement costs for
  non-Real Estate
  Groups (d)                     -        -       221       -         221
 Exclude straight-line
  rent adjustment (2)       (6,368)       -         -       -      (6,368)
 Exclude preference
  payment                   (3,329)       -         -       -      (3,329)
                         -------------------------------------------------
 Adjusted operating
  expenses                 785,925   28,651   293,167     931   1,051,372

 Add interest and other
  income                    42,481    1,807     5,127      61      45,862
 Add equity in earnings
  (loss), including
  impairment of
  unconsolidated
  entities                 (35,585)     (84)   36,257       -         756
 Remove gain on
  disposition of
  unconsolidated
  entities                  (1,081)       -     1,081       -           -
 Add back impairment of
  unconsolidated
  entities                  21,285        -   (21,285)      -           -
 Add back depreciation
  and amortization of
  unconsolidated
  entities (see below)      37,563        -   (37,563)      -           -
                         -------------------------------------------------
 Net Operating Income      562,402   29,204    70,747   6,486     610,431

 Interest expense         (367,882) (11,624)  (69,757) (2,612)   (428,627)

 Loss on early
  extinguishment of
  debt                      (1,670)    (119)      (51)      -      (1,602)

 Equity in earnings
  (loss), including
  impairment of
  unconsolidated
  entities                  35,585       84   (36,257)      -        (756)

 Gain on disposition of
  unconsolidated
  entities                   1,081        -         -       -       1,081

 Impairment of
  unconsolidated
  entities                 (21,285)       -         -       -     (21,285)

 Depreciation and
  amortization of
  unconsolidated
  entities (see above)     (37,563)       -    37,563       -           -

 Gain on disposition of
  rental properties and
  other investments            150        -         -  14,405      14,555

 Preferred return on
  disposition                    -        -      (939)      -        (939)

 Impairment of real
  estate                    (1,262)       -         -       -      (1,262)

 Depreciation and
  amortization - Real
  Estate Groups (a)       (256,204)  (3,142)  (35,720) (1,986)   (290,768)

 Amortization of
  mortgage procurement
  costs - Real Estate
  Groups (c)               (12,145)    (502)   (1,843)   (302)    (13,788)

 Straight-line rent
  adjustment (1) + (2)         358        -         -       -         358

 Preference payment         (3,329)       -         -       -      (3,329)
                        -------------------------------------------------
 Earnings (loss) before
  income taxes            (101,764)  13,901   (36,257) 15,991    (135,931)

 Income tax provision       29,154        -         -  (6,179)     22,975
 Minority Interest         (13,817) (13,817)        -       -           -
 Equity in earnings
  (loss), including
  impairment of
  unconsolidated
  entities                 (35,585)     (84)   36,257       -         756
                         -------------------------------------------------
 Earnings (loss) from
  continuing operations   (122,012)       -         -   9,812    (112,200)

 Discontinued
  operations, net of
  tax                        9,812        -         -  (9,812)          -
                         -------------------------------------------------
 Net earnings (loss)     $(112,200)      $-        $-      $-   $(112,200)
                         =================================================

 (a) Depreciation and
     amortization - Real
     Estate Groups        $256,204   $3,142   $35,720  $1,986    $290,768
 (b) Depreciation and
     amortization - Non-
     Real Estate            13,356        -    20,641       -      33,997
                         -------------------------------------------------
       Total depreciation
        and amortization  $269,560   $3,142   $56,361  $1,986    $324,765
                         =================================================
 (c) Amortization of
     mortgage procurement
     costs - Real Estate
     Groups                $12,145     $502    $1,843    $302     $13,788
 (d) Amortization of
     mortgage procurement
     costs - Non-Real
     Estate                      -        -       221       -         221
                         -------------------------------------------------
       Total amortization
        of mortgage
        procurement
        costs              $12,145     $502    $2,064    $302     $14,009
                         =================================================

                                Year Ended January 31, 2008

                                            Plus
                                          Unconsol-   Plus
                                           idated    Discon-
                       Full        Less    Invest-   tinued    Pro-Rata
                      Consol-    Minority  ments at  Opera-     Consol-
                      idation    Interest  Pro-Rata   tions     idation
                       (GAAP)                                 (Non-GAAP)
                       -------------------------------------------------
 Revenues from real
  estate operations  $1,286,470  $69,078  $344,638  $33,492  $1,595,522
 Exclude straight-
  line rent
  adjustment (1)        (25,166)       -         -        -     (25,166)
                       -------------------------------------------------
 Adjusted revenues    1,261,304   69,078   344,638   33,492   1,570,356

 Operating expenses     783,720   33,204   224,833   22,732     998,081
 Add back non-Real
  Estate
  depreciation and
  amortization (b)       10,663        -    10,431        -      21,094
 Add back
  amortization of
  mortgage
  procurement costs
  for non-Real
  Estate Groups (d)           -        -       125        -         125
 Exclude straight-
  line rent
  adjustment (2)         (8,615)       -         -        -      (8,615)
 Exclude preference
  payment                (3,707)       -         -        -      (3,707)
                       -------------------------------------------------
 Adjusted operating
  expenses              782,061   33,204   235,389   22,732   1,006,978

 Add interest and
  other income           73,282    2,651    11,533    1,017      83,181
 Add equity in
  earnings (loss),
  including
  impairment of
  unconsolidated
  entities                9,073      884    (9,949)       -      (1,760)
 Remove gain on
  disposition of
  unconsolidated
  entities              (14,392)       -    14,392        -           -
 Add back impairment
  of unconsolidated
  entities               11,469        -   (11,469)       -           -
 Add back
  depreciation and
  amortization of
  unconsolidated
  entities (see
  below)                 36,511        -   (36,511)       -           -
                       -------------------------------------------------
 Net Operating
  Income                595,186   39,409    77,245   11,777     644,799

 Interest expense      (325,505) (11,199)  (70,851)  (6,935)   (392,092)

 Loss on early
  extinguishment of
  debt                   (8,955)  (1,283)   (1,360)    (363)     (9,395)

 Equity in earnings
  (loss), including
  impairment of
  unconsolidated
  entities               (9,073)    (884)    9,949        -       1,760

 Gain on disposition
  of unconsolidated
  entities               14,392        -         -        -      14,392

 Impairment of
  unconsolidated
  entities              (11,469)       -         -        -     (11,469)

 Depreciation and
  amortization of
  unconsolidated
  entities (see
  above)                (36,511)       -    36,511        -           -

 Gain on disposition
  of rental
  properties and
  other investments         603        -         -  106,333     106,936

 Preferred return on
  disposition                 -        -    (5,034)       -      (5,034)

 Impairment of real
  estate                   (102)     (10)        -        -         (92)

 Depreciation and
  amortization -
  Real Estate Groups
  (a)                  (219,974)  (6,794)  (34,369)  (3,402)   (250,951)

 Amortization of
  mortgage
  procurement costs
  - Real Estate
  Groups (c)            (11,296)    (619)   (2,142)    (307)    (13,126)

 Straight-line rent
  adjustment (1) +
  (2)                    16,551        -         -        -      16,551

 Preference payment      (3,707)       -         -        -      (3,707)
                       -------------------------------------------------
 Earnings (loss)
  before income
  taxes                     140   18,620     9,949  107,103      98,572

 Income tax
  provision              (3,002)       -         -  (41,385)    (44,387)
 Minority Interest      (19,504) (19,504)        -        -           -
 Equity in earnings
  (loss), including
  impairment of
  unconsolidated
  entities                9,073      884    (9,949)       -      (1,760)
                       -------------------------------------------------
 Earnings (loss)
  from continuing
  operations            (13,293)       -         -   65,718      52,425

 Discontinued
  operations, net of
  tax                    65,718        -         -  (65,718)          -
                       -------------------------------------------------
 Net earnings (loss)    $52,425       $-        $-       $-     $52,425
                       =================================================

 (a) Depreciation
     and amortization
     - Real Estate
     Groups            $219,974   $6,794   $34,369   $3,402    $250,951
 (b) Depreciation
     and amortization
     - Non-Real Estate   10,663        -    10,431        -      21,094
                       -------------------------------------------------
       Total
        depreciation
        and
        amortization   $230,637   $6,794   $44,800   $3,402    $272,045
                       =================================================
 (c) Amortization
     of mortgage
     procurement costs
     - Real Estate
     Groups             $11,296     $619    $2,142     $307     $13,126
 (d) Amortization
     of mortgage
     procurement costs
     - Non-Real Estate        -        -       125        -         125
                       -------------------------------------------------
       Total
        amortization
        of mortgage
        procurement
        costs           $11,296     $619    $2,267     $307     $13,251
                       =================================================

             Forest City Enterprises, Inc. and Subsidiaries
                   Supplemental Operating Information

                            Net Operating Income (dollars in thousands)
                       ---------------------------------------------------
                                Three Months Ended January 31, 2009
                       ---------------------------------------------------
                                                 Plus
                                               Unconsoli-
                                                 dated
                                                 Invest-          Pro-Rata
                              Full               ments     Plus   Consoli-
                             Consoli-  Less        at     Discon-  dation
                             dation    Minority   Pro-    tinued   (Non-
                             (GAAP)    Interest   Rata  Operations  GAAP)
                       ---------------------------------------------------
Commercial Group
  Retail

    Comparable                 $60,146  $2,017   $5,531      $-   $63,660
    ----------------------------------------------------------------------
    Total                       65,140   3,181    5,595       -    67,554

  Office Buildings

    Comparable                  46,044   2,482    2,915       -    46,477
    ----------------------------------------------------------------------
    Total                       62,795     992    2,999       -    64,802

  Hotels

    Comparable                   2,029       -        -       -     2,029
    ----------------------------------------------------------------------
    Total                        2,740       -        -       -     2,740

 Earnings from Commercial
  Land Sales                    11,318       6        -       -    11,312

 Other  (1)                     (9,394)   (149)    (277)      -    (9,522)
    ----------------------------------------------------------------------
Total Commercial Group

    Comparable                 108,219   4,499    8,446       -   112,166
    ----------------------------------------------------------------------
    Total                      132,599   4,030    8,317       -   136,886

Residential Group
  Apartments

    Comparable                  26,406     691    6,745       -    32,460
    ----------------------------------------------------------------------
    Total                       29,936     934    8,532   1,199    38,733

  Military Housing

    Comparable (2)                   -       -        -       -         -
    ----------------------------------------------------------------------
    Total                       10,520    (134)     196       -    10,850

  Other  (1)                     3,040      83       (1)      -     2,956


Total Residential Group

    Comparable                  26,406     691    6,745       -    32,460
    ----------------------------------------------------------------------
    Total                       43,496     883    8,727   1,199    52,539

Total Rental Properties

    Comparable                 134,625   5,190   15,191       -   144,626
    ----------------------------------------------------------------------
    Total                      176,095   4,913   17,044   1,199   189,425

Land Development Group           8,001     751      171       -     7,421

The Nets                        (9,109)      -      866       -    (8,243)

Corporate Activities           (14,438)      -        -       -   (14,438)
--------------------------------------------------------------------------
Grand Total                   $160,549  $5,664  $18,081  $1,199  $174,165
--------------------------------------------------------------------------

                                 Three Months Ended January 31, 2008
                       ---------------------------------------------------
                                                 Plus
                                               Unconsoli-
                                                 dated
                                                 Invest-          Pro-Rata
                              Full               ments     Plus   Consoli-
                             Consoli-  Less        at     Discon-  dation
                             dation    Minority   Pro-    tinued   (Non-
                             (GAAP)    Interest   Rata  Operations  GAAP)
                       ---------------------------------------------------

Commercial Group
  Retail

    Comparable                $63,401   $2,286   $6,116      $-   $67,231
    ----------------------------------------------------------------------
    Total                      68,409    3,214    6,631       -    71,826

  Office Buildings

    Comparable                 45,906    2,528    1,784       -    45,162
    ----------------------------------------------------------------------
    Total                      55,074    3,641    1,974       -    53,407

  Hotels

    Comparable                  2,162        -      268       -     2,430
    ----------------------------------------------------------------------
    Total                       1,805      (23)   1,153       -     2,981

 Earnings from Commercial
  Land Sales                   15,096      879        -       -    14,217

 Other  (1)                    (5,995)  (2,777)    (254)      -    (3,472)
    ----------------------------------------------------------------------
Total Commercial Group

    Comparable                111,469    4,814    8,168       -   114,823
    ----------------------------------------------------------------------
    Total                     134,389    4,934    9,504       -   138,959

Residential Group
  Apartments

    Comparable                 26,790      772    7,152       -    33,170
    ----------------------------------------------------------------------
    Total                      30,487      825    8,069   2,336    40,067

  Military Housing

    Comparable (2)                  -        -        -       -         -
    ----------------------------------------------------------------------
    Total                      12,285        -      730       -    13,015

  Other  (1)                   (6,800)     175       (1)      -    (6,976)
    ----------------------------------------------------------------------

Total Residential Group

    Comparable                 26,790      772    7,152       -    33,170
    ----------------------------------------------------------------------
    Total                      35,972    1,000    8,798   2,336    46,106

Total Rental Properties

    Comparable                138,259    5,586   15,320       -   147,993
    ----------------------------------------------------------------------
    Total                     170,361    5,934   18,302   2,336   185,065

Land Development Group         31,018    4,397      273       -    26,894

The Nets                       (5,825)       -      738       -    (5,087)

Corporate Activities           (6,945)       -        -       -    (6,945)
--------------------------------------------------------------------------
Grand Total                  $188,609  $10,331  $19,313  $2,336  $199,927
--------------------------------------------------------------------------

                                                        % Change
                                            -----------------------------
                                                 Full          Pro-Rata
                                             Consolidation   Consolidation
                                                (GAAP)        (Non-GAAP)
                                            -----------------------------

Commercial Group
  Retail

    Comparable                                   (5.1%)             (5.3%)
    ----------------------------------------------------------------------
    Total

  Office Buildings

    Comparable                                    0.3%               2.9%
    ----------------------------------------------------------------------
    Total

  Hotels

    Comparable                                   (6.2%)            (16.5%)
    ----------------------------------------------------------------------
    Total

 Earnings from Commercial
  Land Sales

 Other  (1)
    ----------------------------------------------------------------------

Total Commercial Group

    Comparable                                   (2.9%)             (2.3%)
    ----------------------------------------------------------------------
    Total

Residential Group
  Apartments

    Comparable                                   (1.4%)             (2.1%)
    ----------------------------------------------------------------------
    Total

  Military Housing

    Comparable (2)
    ----------------------------------------------------------------------
    Total

  Other  (1)
    ----------------------------------------------------------------------

Total Residential Group

    Comparable                                   (1.4%)             (2.1%)
    ----------------------------------------------------------------------
    Total

Total Rental Properties

    Comparable                                   (2.6%)             (2.3%)
    ----------------------------------------------------------------------
    Total

Land Development Group

The Nets

Corporate Activities
--------------------------------------------------------------------------
Grand Total
--------------------------------------------------------------------------


(1) Includes write-offs of abandoned development projects, non- capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.

(2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

             Forest City Enterprises, Inc. and Subsidiaries
                   Supplemental Operating Information


                              Net Operating Income (dollars in thousands)
                            ----------------------------------------------
                                    Year Ended January 31, 2009
                            ----------------------------------------------
                                                  Plus
                                                Unconsoli-
                                                 dated
                                                 Invest-          Pro-Rata
                              Full               ments     Plus   Consoli-
                             Consoli-  Less        at     Discon-  dation
                             dation    Minority   Pro-    tinued   (Non-
                             (GAAP)    Interest   Rata  Operations  GAAP)
                            ----------------------------------------------
Commercial Group
  Retail

    Comparable               $229,009   $9,271  $22,052      $-  $241,790
    ----------------------------------------------------------------------
    Total                     250,043   12,511   22,300       -   259,832

  Office Buildings

    Comparable                178,876   10,473    9,961       -   178,364
    ----------------------------------------------------------------------
    Total                     251,931    7,385   10,461       -   255,007

  Hotels

    Comparable                 14,237        -      216       -    14,453
    ----------------------------------------------------------------------
    Total                      14,543        -      216       -    14,759

  Earnings from Commercial
   Land Sales                  19,713    2,410        -       -    17,303

  Other  (1)                  (44,478)     (52)  (1,828)      -   (46,254)
    ----------------------------------------------------------------------
Total Commercial Group

    Comparable                422,122   19,744   32,229       -   434,607
    ----------------------------------------------------------------------
    Total                     491,752   22,254   31,149       -   500,647

Residential Group
  Apartments

    Comparable                106,288    2,716   26,577       -   130,149
    ----------------------------------------------------------------------
    Total                     123,715    2,960   32,014   6,486   159,255

  Military Housing

    Comparable (2)                  -        -        -       -         -
    ----------------------------------------------------------------------
    Total                      51,269    3,794      974       -    48,449

  Other  (1)                  (20,547)     375       (1)      -   (20,923)
    ----------------------------------------------------------------------


  Sale of Residential
   Development Project              -        -        -       -         -
    ----------------------------------------------------------------------
Total Residential Group

    Comparable                106,288    2,716   26,577       -   130,149
    ----------------------------------------------------------------------
    Total                     154,437    7,129   32,987   6,486   186,781

Total Rental Properties

    Comparable                528,410   22,460   58,806       -   564,756
    ----------------------------------------------------------------------
    Total                     646,189   29,383   64,136   6,486   687,428

Land Development Group (3)      2,914     (179)     538       -     3,631

The Nets                      (40,989)       -    6,073       -   (34,916)

Corporate Activities          (45,712)       -        -       -   (45,712)
--------------------------------------------------------------------------
Grand Total                  $562,402  $29,204  $70,747  $6,486  $610,431
--------------------------------------------------------------------------

                            ----------------------------------------------
                                     Year Ended January 31, 2008
                            ----------------------------------------------
                                                  Plus
                                                Unconsoli-
                                                 dated
                                                 Invest-          Pro-Rata
                              Full               ments     Plus   Consoli-
                             Consoli-  Less        at     Discon-  dation
                             dation    Minority   Pro-    tinued   (Non-
                             (GAAP)    Interest   Rata  Operations  GAAP)
                            ----------------------------------------------

Commercial Group
  Retail

    Comparable              $226,952   $9,620  $23,788       $-  $241,120
    ----------------------------------------------------------------------
    Total                    248,438   13,126   24,359        -   259,671

  Office Buildings

    Comparable               180,513   10,313    6,079        -   176,279
    ----------------------------------------------------------------------
    Total                    199,624   12,537    6,677        -   193,764

  Hotels

    Comparable                14,096        -    1,104        -    15,200
    ----------------------------------------------------------------------
    Total                     15,013      118    2,610        -    17,505

  Earnings from Commercial
   Land Sales                 23,555    1,670        -        -    21,885

  Other  (1)                 (17,470)   3,047     (402)       -   (20,919)
    ----------------------------------------------------------------------
Total Commercial Group

    Comparable               421,561   19,933   30,971        -   432,599
    ----------------------------------------------------------------------
    Total                    469,160   30,498   33,244        -   471,906

Residential Group
  Apartments

    Comparable               103,283    2,865   29,429        -   129,847
    ----------------------------------------------------------------------
    Total                    119,834    3,542   38,075   11,777   166,144

  Military Housing

    Comparable (2)                 -        -        -        -         -
    ----------------------------------------------------------------------
    Total                     28,873        -    1,823        -    30,696

  Other  (1)                 (21,113)     175        -        -   (21,288)
    ----------------------------------------------------------------------

  Sale of Residential
   Development Project        17,830        -        -        -    17,830
    ----------------------------------------------------------------------
Total Residential Group

    Comparable               103,283    2,865   29,429        -   129,847
    ----------------------------------------------------------------------
    Total                    145,424    3,717   39,898   11,777   193,382

Total Rental Properties

    Comparable               524,844   22,798   60,400        -   562,446
    ----------------------------------------------------------------------
    Total                    614,584   34,215   73,142   11,777   665,288

Land Development Group (3)    43,396    5,194      676        -    38,878

The Nets                     (20,878)       -    3,427        -   (17,451)

Corporate Activities         (41,916)       -        -        -   (41,916)
--------------------------------------------------------------------------
Grand Total                 $595,186  $39,409  $77,245  $11,777  $644,799
--------------------------------------------------------------------------

                                          --------------------------------
                                                     % Change
                                          --------------------------------
                                              Full            Pro-Rata
                                          Consolidation      Consolidation
                                             (GAAP)           (Non-GAAP)
                                          --------------------------------

Commercial Group
  Retail

    Comparable                                  0.9%               0.3%
    ----------------------------------------------------------------------
    Total

  Office Buildings

    Comparable                                 (0.9%)              1.2%
    ----------------------------------------------------------------------
    Total

  Hotels

    Comparable                                  1.0%              (4.9%)
    ----------------------------------------------------------------------
    Total

  Earnings from Commercial
   Land Sales

  Other  (1)

Total Commercial Group

    Comparable                                  0.1%               0.5%
    ----------------------------------------------------------------------
    Total

Residential Group
  Apartments

    Comparable                                  2.9%               0.2%
    ----------------------------------------------------------------------
    Total

  Military Housing

    Comparable (2)
    ----------------------------------------------------------------------
    Total

  Other  (1)
    ----------------------------------------------------------------------

  Sale of Residential
   Development Project
    ----------------------------------------------------------------------

Total Residential Group

    Comparable                                  2.9%               0.2%
    ----------------------------------------------------------------------
    Total

Total Rental Properties

    Comparable                                  0.7%               0.4%
    ----------------------------------------------------------------------
    Total

Land Development Group (3)

The Nets

Corporate Activities
--------------------------------------------------------------------------
Grand Total
--------------------------------------------------------------------------


(1) Includes write-offs of abandoned development projects, non- capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.

(2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

(3) Includes a reduction in value during the year ended January 31, 2009 of a bond performance fee due from Lehman Brothers of $13,816 at full consolidation and $12,434 at pro-rata consolidation at our Stapleton project.

                  Forest City Enterprises, Inc. and Subsidiaries
                        Supplemental Operating Information


Development Pipeline
--------------------

January 31, 2009
2008 Openings and Acquisitions (14)



                                                        FCE      Pro-
                                             Date      Legal     Rata
                                  Dev (D)  Opened /  Ownership   FCE %
Property            Location      Acq (A)  Acquired    % (h)    (h)(1)
--------            --------      -------  --------  ---------  ------

Retail Centers:
Orchard Town Center Westminster, CO  D     Q1-08       100.0%  100.0%
Shops at Wiregrass  Tampa, FL        D     Q3-08        50.0%  100.0%
White Oak Village   Richmond, VA     D     Q3-08        50.0%  100.0%


Office:
818 Mission         San Francisco,
 Street(c)           CA              A     Q1-08        50.0%   50.0%
Johns Hopkins -
 855 North          East
 Wolfe Street        Baltimore, MD   D     Q1-08        76.6%   76.6%
Mesa Del Sol Town   Albuquerque,
 Center  (c)         NM              D     Q4-08        47.5%   47.5%
Mesa Del Sol -      Albuquerque,
 Fidelity (c)(e)     NM              D   Q4-08/Q3-09    47.5%   47.5%


Residential:
Lucky Strike        Richmond, VA     D     Q1-08       100.0%  100.0%
Uptown Apartments
 (c) (e)            Oakland, CA      D   Q1-08/Q4-08    50.0%   50.0%
Mercantile Place
 on Main (e)        Dallas, TX       D   Q1-08/Q4-08   100.0%  100.0%
Barrington Place
 (c)                Raleigh, NC      A     Q3-08        49.0%   49.0%
Legacy Arboretum
 (c)                Charlotte, NC    A     Q3-08        49.0%   49.0%
Hamel Mill Lofts
 (e)                Haverhill, MA    D   Q4-08/Q2-09   100.0%  100.0%
Legacy Crossroads
 (c)(e)             Cary, NC        A/D  Q4-08/Q3-09    50.0%   50.0%



Total Openings
 and Acquisitions (d)

-------------------
Residential
 Phased-In Units
 (c)(e):
Cobblestone Court   Painesville, OH  D    2006-08       50.0%   50.0%
Sutton Landing      Brimfield, OH    D    2007-09       50.0%   50.0%
Stratford Crossing  Wadsworth, OH    D    2007-10       50.0%   50.0%
Total (g)

-------------------
See Attached Footnotes



                                      Cost at
                                        FCE
                                      Pro-Rata
                              Total    Share
               Cost at Full   Cost     (Non-    Sq. ft./       Gross
              Consolidation  at 100%  GAAP)(b)   No. of       Leasable
Property         (GAAP) (a)    (2)    (1)X(2)    Units          Area
--------      -------------  -------  --------  -------       -------
                          (in millions)
                    --------------------------

Retail Centers:
Orchard Town
 Center              $165.0   $165.0   $165.0   980,000       565,000 (f)
Shops at
 Wiregrass            150.8    150.8    150.8   642,000       352,000
White Oak
 Village               67.4     67.4     67.4   800,000       294,000
                       ----     ----     ----   -------       -------
                     $383.2   $383.2   $383.2 2,422,000     1,211,000
                     ------   ------   ------ =========     =========

Office:
818 Mission
 Street  (c)           $0.0    $20.6    $10.3    28,000
Johns
 Hopkins -
 855
 North Wolfe
 Street               102.2    102.2     73.3   279,000 (i)
Mesa Del Sol
 Town
 Center  (c)            0.0     18.7      8.9    74,000 (j)
Mesa Del Sol
 - Fidelity (c)(e)      0.0     26.7     12.7   210,000
                        ---     ----     ----   -------
                     $102.2   $168.2   $105.2   591,000
                     ------   ------   ------   =======

Residential:
Lucky Strike          $37.9    $37.9    $37.9       131
Uptown
 Apartments (c)(e)      0.0    209.8    104.9       665
Mercantile
 Place on
 Main (e)             143.7    143.7    143.7       366 (k)
Barrington
 Place (c)              0.0     23.2     11.4       274
Legacy
 Arboretum (c)          0.0     22.4     11.0       266
Hamel Mill
 Lofts (e)             76.0     76.0     76.0       305
Legacy
 Crossroads (c)(e)      0.0     41.0     20.5       344
                        ---     ----     ----       ---
                     $257.6   $554.0   $405.4     2,351
                     ------   ------   ------     =====

                     ------ --------   ------
Total Openings and
 Acquisitions (d)    $743.0 $1,105.4   $893.8
                     ====== ========   ======

-------------
Residential
 Phased-In                               Opened
 Units (c)(e):                           in '08 / Total
                                         --------------
Cobblestone Court      $0.0    $24.6    $12.3    96/304
Sutton Landing          0.0     15.9      8.0   156/216
Stratford Crossing      0.0     25.3     12.7   108/348
                        ---     ----     ----   -------
Total (g)              $0.0    $65.8    $33.0   360/868
                       ====    =====    =====   =======
------------
See Attached Footnotes

                Forest City Enterprises, Inc. and Subsidiaries
                      Supplemental Operating Information


Development Pipeline

January 31, 2009
Under Construction (8)

                                                      FCE      Pro-
                                                     Legal     Rata
                             Dev (D)  Anticipated   Owner-   FCE % (h)
Property          Location   Acq (A)    Opening    ship %(h)   (1)
--------          --------   -------  -----------  --------- ---------


Retail Centers:
Promenade at
 Temecula         Temecula,
 Expansion         CA          D        Q1-09        75.0%    100.0%
East River        Manhattan,
 Plaza (c)(e)      NY          D     Q4-09/Q1-10     35.0%     50.0%
Village at        Hallandale,
 Gulfstream        FL          D        Q1-10        50.0%     50.0%
Ridge             Yonkers,
 Hill (e)          NY          D      Q3-10/11       70.0%    100.0%


Office:
Waterfront
 Station
 - East 4th
 & West 4th       Washington,
 Buildings         D.C.        D        Q1-10        45.0%     45.0%

Residential:
80 Dekalb         Brooklyn,
 Avenue (e)        NY          D     Q3-09/Q1-10     70.0%    100.0%
Presidio          San Francisco,
                   CA          D        Q2-10       100.0%    100.0%
Beekman (e)       Manhattan,
                   NY          D      Q2-10/11       49.0%     70.0%


Total Under
 Construction (l)

Residential
 Phased-In
 Units (c)(e):
Sutton            Brimfield,
 Landing           OH          D      2007-09       50.0%     50.0%
Stratford         Wadsworth,
 Crossing          OH          D      2007-10       50.0%     50.0%
Total (m)



January 31, 2009                      Cost at
Under Construction (8)                  FCE
                             Total   Pro-Rata
               Cost at Full  Cost      Share     Sq. ft./  Gross    Lease
              Consolidation   at   (Non-GAAP)(b)  No. of  Leasable Commit-
Property       (GAAP) (a)   100%(2)  (1) X (2)    Units     Area    ment %
--------     -------------  ------- -----------  -------- -------- -------
                          (in millions)
                 -----------------------------
Retail Centers:
Promenade at
 Temecula
 Expansion        $106.5    $106.5    $106.5      127,000   127,000    61%
East River           0.0     392.2     196.1      517,000   517,000    74%
 Plaza (c) (e)
Village at         200.8     200.8     100.4      500,000   500,000(n) 50%
 Gulfstream
Ridge Hill (e)     685.5     685.5     685.5    1,200,000 1,200,000(o) 21%
                  ------    ------    ------    --------- ---------
                   992.8  $1,385.0  $1,088.5    2,344,000 2,344,000
                  ------   -------   -------    ========= =========
Office:
Waterfront
 Station
 - East 4th
 & West 4th
 Buildings        $330.6    $330.6    $148.8      628,000 (p)          98%
                  ------    ------    ------      =======
Residential:
80 Dekalb Avenue
 (e)              $163.3    $163.3    $163.3          365
Presidio           108.3     108.3     108.3          161
Beekman (e)        875.7     875.7     613.0          904
                   -----     -----     -----          ---
                $1,147.3  $1,147.3    $884.6        1,430
                --------  --------    ------        =====

Total Under
 Construction   --------  --------  --------
 (l)            $2,470.7  $2,862.9  $2,121.9
                ========  ========  ========

Residential                           Under Const. / Total
 Phased-In                            --------------------
 Units (c) (e):
Sutton Landing      $0.0     $15.9      $8.0       36/216
Stratford
 Crossing            0.0      25.3      12.7      132/348
                    ----      ----      ----      -------
Total (m)           $0.0     $41.2     $20.7      168/564
                    ====     =====     =====      =======
See Attached Footnotes

Military Housing - see Footnote q

 2008 FOOTNOTES
 --------------

( a ) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

( b ) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

( c ) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

( d ) The difference between the full consolidation cost amount (GAAP) of $743.0 million to the Company's pro-rata share (a non-GAAP measure) of $893.8 million consists of a reduction to full consolidation for minority interest of $28.9 million of cost and the addition of its share of cost for unconsolidated investments of $179.7 million.

( e ) Phased-in openings. Costs are representative of the total project.

( f ) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.

( g ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $33.0 million consists of the Company's share of cost for unconsolidated investments of $33.0 million.

( h ) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

( i ) Includes 20,000 square feet of retail space.

( j ) Includes 22,000 square feet of retail space.

( k ) Includes 18,000 square feet of retail space.

( l ) The difference between the full consolidation cost amount (GAAP) of $2,470.7 million to the Company's pro-rata share (a non-GAAP measure) of $2,121.9 million consists of a reduction to full consolidation for minority interest of $544.9 million of cost and the addition of its share of cost for unconsolidated investments of $196.1 million.

( m ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $20.7 million consists of the Company's share of cost for unconsolidated investments of $20.7 million. ( n ) Includes 86,000 square feet of office space.

( o ) Includes 156,000 square feet of office space.

( p ) Includes 85,000 square feet of retail space.

( q ) Below is a summary of our equity method investments for Military Housing Development projects. The Company provides services for these projects including development, construction, and management and receives agreed upon fees for these services.

                   Forest City Enterprises, Inc. and Subsidiaries
                         Supplemental Operating Information

Development Pipeline

                                          Anticipated          FCE
Property            Location                Opening       Pro-Rata % (h)
--------            --------              -----------     --------------
Military Housing:
- Openings (1)
Ohana Military
 Communities,
 Hawaii
 Increment I        Honolulu, HI           2005-Q2-08         *

Military Housing
 Under
 Construction (7)
Midwest Millington  Memphis, TN             2008-2009         *
Navy Midwest        Chicago, IL             2006-2009         *
Air Force Academy   Colorado Springs, CO    2007-2009         50.0%
Marines, Hawaii     Honolulu, HI            2007-2010         *
 Increment II
Navy, Hawaii        Honolulu, HI            2007-2010         *
 Increment III
Pacific Northwest   Seattle, WA             2007-2010         *
 Communities
Hawaii Phase IV     Kaneohe, HI             2007-2014         *
Total Under
 Construction

Total Military
 Housing  (8)



                         Cost at Full      Total Cost     Sq.ft./
Property               Consolidation (a)     at 100%   No. of Units
--------               -----------------   ----------  ------------
                                  (in millions)
                              --------------------
Military Housing:
- Openings (1)
Ohana Military
 Communities,
 Hawaii Increment I           $0.0          $316.5          1,952
                              -----------------------------------
Military Housing
 Under
 Construction (7)
Midwest Millington             0.0            38.1            318
Navy Midwest                   0.0           264.7          1,658
Air Force Academy              0.0            80.4            427
Marines, Hawaii
 Increment II                  0.0           338.8          1,175
Navy, Hawaii
 Increment III                 0.0           614.6          2,520
Pacific Northwest
 Communities                   0.0           277.0          2,986
Hawaii Phase IV                0.0           394.3            917
                              -----------------------------------
Total Under
 Construction                  0.0         2,007.9         10,001
                              -----------------------------------
Total Military
 Housing  (8)                 $0.0        $2,324.4         11,953
                              ===================================

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.